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                                                                    Exhibit 99.1

PRESS CONTACT:                           COMPANY CONTACT:
Alicia McMahon                           Joyce Dreesen
Bates USA/Midwest Public Relations       CTI Group
317.686.7805 - amcmahon@batesww.com      317.262.4666- jdreesen@ctigroup.com
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                        CTI Group Reports 3Q 2003 Results

            INDIANAPOLIS--November 14, 2003--CTI Group (Holdings) Inc., (OTCBB:CTIG), a premier worldwide provider of enterprise-wide software engines and systems in the information technology industry, reported revenues of $2,940,065 for the quarter ending September 30, 2003, compared to $2,858,998 in the same period last year. The improvement of $81,067 was attributable to revenues from new customers. For the nine months ended September 30, 2003, revenues were $8,887,468 as compared to $9,072,054 for the same period last year. The decrease in revenue of $184,586 was primarily associated with the impact of a prior year contract renewal with a major customer that required a reduced revenue rate structure.
            The Company reported net loss of $506,771 or $0.02 cents per share for the quarter. The loss for the same three-month period last year was $679,980 million or $0.03 loss per share. For the nine months ended September 30, 2003, the Company reported a net loss of $946,164 or $0.04 loss per share as compared to a net loss of $2.7 million or $0.10 loss per share in the prior year period. The improvements were largely attributable to cost containment measures, reductions in amortization expense and a prior period non-recurring director settlement.
            "As we seek out and act upon opportunities to improve our core business, our focus will continue to be on our customers. Understanding customer needs and providing solid product and service solutions that meet those needs, is the foundation of CTI today and in the future." said Brad Houlberg, CEO, CTI Group.

About CTI Group

CTI Group (Holdings) Inc. is a premier, worldwide provider of next-generation billing management, telemanagement and data management software and services for communications service providers and their corporate customers. CTI Group's SmartBill(R), Proteus(TM) and MagnaFlex(R) offer a full array of solutions for traffic analysis, mediation, post-billing call analysis, and customer care and billing. CTI Group's products are in daily use by some of the top service providers in North America and the United Kingdom, and play a trusted role in managing telephony costs at major corporations around the world. Headquartered in Indianapolis, CTI Group maintains overseas offices in London. For more information, please visit CTI Group's website at www.ctigroup.com.

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Safe Harbor Statement

         This release may contain "forward-looking" statements. Examples of forward-looking statements include, but are not limited to: (a) projections of revenue, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (b) statements of plans and objectives of the Company or its management or Board of Directors; (c) statements of future economic performance; (d) statements of assumptions underlying other statements and statements about the Company and its business relating to the future; and
(e) any statements using the words "could", "should", "anticipate", "expect", "may", "project", "intend" "will" or similar expressions. The Company's ability to predict projected results or the effect of events on the Company's operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this document. In addition to information provided elsewhere in this document, shareholders should consider the following: the risk that the Company will not be able to attract and retain customers to purchase its products, the risk that the Company will not be able to commercialize and market products; results of research and development; technological advances by third parties; competition; future capital needs of the Company; history of operating losses; dependence upon key personnel and general economic and business conditions. Readers are referred to documents filed by CTI Group with the U.S. Securities and Exchange Commission, including the Form 10-KSB for its most recent fiscal year ended December 31, 2002 and the Form 10-QSB for the quarter ending September 30, 2003.

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